BioPharmX Reports First Quarter 2019 Financial Results

MENLO PARK, Calif., June 7, 2018 /PRNewswire/ -- BioPharmX Corporation (NYSE American: BPMX), a specialty pharmaceutical company developing products for the dermatology market, today reports financial results for the quarter ended April 30, 2018.

"This is a year of exciting milestones for BioPharmX," said Anja Krammer, BioPharmX president and co-founder. "We started the first quarter with our first two issued U.S. patents that protect our topical gel and encapsulation delivery systems, underpinning the value of BPX-01 and BPX-04, our investigational drugs for acne and rosacea. These patents validate the years of research and development efforts – and protect the future of our pipeline. We are completing our open-label study for BPX-04 for rosacea this quarter and remain on track for the BPX-04 rosacea phase 2 program."

First Quarter Financial Results
For the first quarter ended April 30, 2018, total operating expenses were $4.4 million, compared with total operating expenses of $5.0 million in the prior fiscal year's first quarter.

Net loss for the first quarter of fiscal 2019 was $4.4 million, or $0.02 per share, compared with a net loss of $5.4 million, or $0.08 per share, during the prior fiscal year's first quarter.

Excluding stock-based compensation expense and the impact of the change in the fair value of the warrant liability, non-GAAP net loss for the first quarter of fiscal 2019 was $3.7 million, or $0.02 per share. During the first quarter of the prior fiscal year, the comparable non-GAAP net loss was $4.6 million, or $0.07 per share.

Cash and cash equivalents as of April 30, 2018, were $10.9 million.

Additionally, BioPharmX reports that as of June 1, 2018, it regained compliance with NYSE American's continued listing standards. Specifically, BioPharmX received a letter from NYSE American confirming that it has resolved the continued listing deficiency with respect to its low stock price as noted in Section 1003(f)(v) of the NYSE American Company Guide.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE American: BPMX) is a Silicon Valley-based specialty pharmaceutical company, which seeks to provide products through proprietary platform technologies for prescription, over-the-counter (OTC), and supplement applications in the health and wellness markets, including dermatology and women's health. To learn more about BioPharmX, visit www.BioPharmX.com.

BPX-01 is BioPharmX's investigational product for the treatment of acne. It has successfully completed its Phase 2b studies. BPX-04 is BioPharmX's investigational product for the treatment of rosacea, for which the Phase 2 program has commenced. Both products share a novel topical delivery system to carry a minocycline gel to the target area in the skin.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss, and non-GAAP net loss per share, that do not include stock-based compensation expense and the impact of changes in the fair value of the warrant liability. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. The change in fair value of the warrant liability results from the periodic revaluing of the warrant liability. Although these are recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss and non-GAAP net loss per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to, statements regarding issued and pending patents, the safety and medical effects of BPX-01 and BPX-04, the effect BPX-01 and BPX-04 may have on the treatment of acne and rosacea, the commencement and results of future trials of BPX-01 and BPX-04 and the size of such trials, continued and consistent results in future tests of BPX-01 and BPX-04 and absence of side effects of future use of BPX-01 and BPX-04. These forward-looking statements may be identified by words such as "plan," "expect," "anticipate," "believe," "should," "may," "will" or similar expressions that are intended to identify such forward-looking statements.

These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2018. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof, and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

BioPharmX is a registered trademark of BioPharmX, Inc.

Caution: BPX-01 and BPX-04 are new drugs limited by U.S. law to investigational use.

--- TABLES TO FOLLOW ---

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended
	April 30,
	2018	2017

Revenues, net	$ 18	$ 19
Cost of goods sold	7	11
Gross margin	11	8

Operating Expenses
Research and development	2,327	2,941
Sales and marketing	601	797
General and administrative	1,446	1,303
Total operating expenses	4,374	5,041

Loss from operations	(4,363)	(5,033)
Change in fair value of warrant liability	(66)	(364)
Other income, net	29	1
Loss before income taxes	(4,400)	(5,396)
Provision for income taxes	2	1
Net and comprehensive loss	$ (4,402)	$ (5,397)

Net loss per share
Basic and diluted	($0.02)	($0.08)
Shares used in computing net loss per share
Basic and diluted	179,713	67,670

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	April 30,	January 31,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$ 10,926	$ 7,576
Accounts receivable, net	5	7
Inventories	6	10
Prepaid expenses and other current assets	343	388
Total current assets	11,280	7,981

Property and equipment, net	158	109
Total assets	$ 11,438	$ 8,090

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,792	$ 1,376
Accrued expenses and other current liabilities	1,277	1,603
Total current liabilities	3,069	2,979

Long-term liabilities	142	39
Total liabilities	3,211	3,018

Stockholders' equity	8,227	5,072

Total liabilities and stockholders' equity	$ 11,438	$ 8,090

BIOPHARMX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(in thousands, except per share amounts; unaudited)

	Three Months Ended
	April 30,
	2018	2017

GAAP net loss	$ (4,402)	$ (5,397)

Change in fair value of warrant liability	66	364
Stock-based compensation expense:
- Research and development	200	108
- Sales and marketing	129	82
- General and administrative	264	195
Total stock-based compensation expense	593	385
Total reconciling items	659	749
Non-GAAP net loss	$ (3,743)	$ (4,648)

GAAP net loss	$ (0.02)	$ (0.08)
Reconciling items
- Change in fair value of warrant liability	-	-
- Stock-based compensation expense	-	0.01

Non-GAAP net loss per share: basic and diluted	$ (0.02)	$ (0.07)

Shares used in computing non-GAAP net loss per share
Basic and diluted	179,713	67,670

CONTACT: Nina Brauer, Senior Manager, Marketing & Communications, nbrauer@biopharmx.com, (650) 889-5030 or Investors, investors@biopharmx.com